
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Morgan Stanley Dean Witter Spectrum Select L.P. and is qualified in its entirety by reference to such financial statements
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-2000
<PERIOD-END>                               JUN-30-2000
<CASH>                                     196,194,313
<SECURITIES>                                         0
<RECEIVABLES>                                2,948,217<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                             198,636,912<F2>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>               198,636,912<F3>
<SALES>                                              0
<TOTAL-REVENUES>                            (6,115,049)<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            10,821,335
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                            (16,936,384)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                        (16,936,384)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                               (16,936,384)
<EPS-BASIC>                                        0
<EPS-DILUTED>                                        0

<F1>Receivables include interest receivable of $775,245 and
subscriptions receivable of $2,172,972.
<F2>In addition to cash and receivables, total assets include net unrealized loss on open contracts of $505,618.
<F3>Liabilities include redemptions payable of $3,138,459, accrued brokerage fees of $1,230,552 and accrued management fees of $509,194.
<F4>Total revenue includes realized trading revenue of $(3,377,514), net change in unrealized of $(7,392,682) and interest income of $4,655,147.


